Exhibit 99.1

THE REALREAL ANNOUNCES FIRST QUARTER 2021 RESULTS

Q1 GMV Increased 27% Y/Y to $327 million

Q1 Total Revenue Increased 27% Y/Y to $98.8 million

Q1 New Buyer Growth Accelerated to 34% Y/Y from 21% Y/Y in Q4

Surpassed $2 Billion Cumulative Consignor Commission Payouts in April

SAN FRANCISCO, May 10, 2021 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its first quarter ended March 31, 2021. The company returned to growth in Q1, recording its highest quarterly gross merchandise volume (GMV) to date, with Q1 GMV increasing 27% Y/Y, a significant improvement from the 1% Y/Y decline in Q4. In Q1, The RealReal also added the greatest quarterly number of new consignors to its marketplace to date, and, as of April, surpassed the milestone of $2 billion in cumulative consignor commission payouts.

“After more than a year of navigating the tough challenges created by COVID, we are incredibly pleased to report our return to growth. As we build on our recent momentum and march toward profitability, we remain focused on driving scale and operating efficiency gains. While the pandemic limits our visibility, with our return to growth and widespread vaccine distribution, we are optimistic our performance will continue to improve significantly throughout 2021,” said Julie Wainwright, founder and CEO of The RealReal.

The RealReal continues to execute on its strategy to extend its physical presence via smaller footprint neighborhood stores that enable the company to engage with its most valuable customers. The company is on track to operate a total of 10 neighborhood stores by the end of Q2, having opened stores in Brooklyn, N.Y.; Newport Beach, Calif.; and Greenwich, Conn., in Q1 and kicked off Q2 expanding to Texas with locations in Austin and Dallas. Q1 store highlights included:

●	Buyers who purchased in-store in Q1 spent 4.4 times more compared to online-only buyers; and
●	Buyers who purchased in-store in Q1 generated AOVs approximately 2.6 times higher than online-only buyers.

In addition to engaging consignors through neighborhood stores, the company resumed at-home concierge appointments in select markets in early March and nationwide in early April with comprehensive safety protocols. The early performance of at-home concierge appointments is very encouraging and we believe is indicative of pent up consignor supply.

The RealReal also had a number of milestone achievements in its work to extend the life of luxury and create a more sustainable, circular future. Resale through The RealReal has saved approximately 896 million liters of water and 18,732 metric tons of carbon from its inception through March 31, 2021.1 At the end of Q1, the company expanded its efforts beyond resale and repairs, launching upcycling program ReCollection to give new life to items that can’t live on in their current state. The program’s first collection, ReCollection 01, was created in partnership with A-COLD-WALL*, Balenciaga, Dries Van Noten, Jacquemus, Simone Rocha, Stella McCartney, Ulla Johnson and Zero + Maria Cornejo to collectively promote the importance of

[1]

Based on data from The RealReal’s Sustainability Calculator, which quantifies the positive impact of consignment – measuring the greenhouse gases, energy output and water usage saved by the resale of women’s and men’s items.

creating an afterlife for clothing. On Earth Day, the company announced it has paid out more than $2 billion in commissions for the 18+ million items it has kept in circulation and achieved carbon neutrality a year ahead of its goal.

“We’ve brought more than 22 million members into our circular marketplace, educating them about the lasting value of luxury goods and driving a shift toward more conscious consumption,” added Wainwright. “We’ve helped our community earn billions of dollars in commission by monetizing the pieces they’re no longer wearing or using.”

The RealReal also announced today that Matt Gustke, Chief Financial Officer (CFO), has decided to leave the company. “Matt and I have worked closely together over the past eight years and I have a deep appreciation and high regard for his counsel and leadership as we raised capital, scaled our business and took The RealReal public,” said Wainwright. “Over the past year, Matt and I have talked about his desire to leave the company to pursue other interests and we reached a mutual decision that this was the right time to make a change as The RealReal transitions to a new phase of growth.”

Gustke will continue to serve as CFO until his departure, anticipated at the end of the year, or until a successor is found and will assist in the transition to his successor. The RealReal has retained the services of an executive recruitment firm and a search for a new CFO is underway.

“Being on the inside of becoming an industry leader and building a massive movement to grow the circular economy and reinvent luxury resale has been immensely gratifying. It’s been an honor to work with such a talented and passionate team, and I leave knowing The RealReal’s best days are ahead,” said Gustke.

First Quarter Financial Highlights

●	Gross Merchandise Volume (GMV) was $327.3 million, an increase of 27% Y/Y.
●	Total Revenue was $98.8 million, an increase of 27% Y/Y.
●	Consignment and Service Revenue was $75.1 million, an increase of 15% Y/Y.
●	Direct Revenue was $23.7 million, an increase of 83% Y/Y.
●	Gross Profit was $58.3 million, an increase of 19% Y/Y.
●	Gross Profit per Order of $85 was flat Y/Y.
●	Net Loss was ($56.0 million).
●	Adjusted EBITDA was ($35.6) million or (36.1%) of total revenue. Adjusted EBITDA includes $1.0 million of COVID-related expenses.
●	GAAP basic and diluted net loss per share was ($0.62).
●	Non-GAAP basic and diluted net loss per share was ($0.49).
●	The company raised $244.5 million in net proceeds inclusive of capped call costs through a convertible debt offering in March.
●	At the end of the first quarter, cash, cash equivalents and short-term investments totaled $547.9 million.

Other First Quarter Financial Highlights and Key Operating Metrics

●	Trailing 12 months active buyers reached 687K, an increase of 14% Y/Y.
●	New buyer growth accelerated to 34% Y/Y versus 21% Y/Y in Q4.

●	Orders reached 690K, an increase of 20% Y/Y.
●

Average Order Value (AOV) was $474, an increase of 6% Y/Y. The primary driver of the higher AOV was a 10% Y/Y increase in average selling price (ASP). ASP benefitted from strength in the Fine Jewelry category and strong demand in high-value handbags. Units per transaction (UPT) decreased 4% Y/Y.

●	Consignment Take Rate decreased 190bps Y/Y to 34.3%, reflecting strong performance on a relative basis from structurally lower-take-rate categories such as handbags, fine jewelry and sneakers.
●	GMV from repeat buyers was 83.6% compared to 84.4% in the first quarter of 2020.

Financial Outlook

We anticipate Q2 GMV will be in the range of $320 million to $330 million, representing 75% to 80% Y/Y growth.

Webcast and Conference Call

The RealReal will post a stockholder letter on its investor relations website at https://investor.therealreal.com/financial-information/quarterly-results in lieu of a live presentation and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its first quarter financial results, the stockholder letter and the supporting slides. Investors and analysts can access the call by dialing (866) 996-5385 in the U.S. or (270) 215-9574 internationally. The passcode for the call is 8157017. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and the supporting slides.

An archive of the webcast conference call will be available shortly after the call ends at https://investor.therealreal.com.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 20 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 16 retail locations, including our 11 shoppable stores, customers can sell, meet with our experts and receive free valuations.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations and Capital Markets

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including the amounts of our operating expense and capital expenditure investments or reductions and our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of the COVID-19 pandemic and the recent social unrest. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic and the recent social unrest on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, a copy of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, non-GAAP net loss per share attributable to common stockholders, basic and diluted, and Contribution Profit. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.

Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Consignment and service revenue	$75,082	$65,086
Direct revenue	23,735	12,942
Total revenue	98,817	78,028
Cost of revenue:
Cost of consignment and service revenue	20,114	18,088
Cost of direct revenue	20,365	10,954
Total cost of revenue	40,479	29,042
Gross profit	58,338	48,986
Operating expenses:
Marketing	15,561	12,922
Operations and technology	51,934	40,737
Selling, general and administrative	43,616	35,104
Total operating expenses (1)	111,111	88,763
Loss from operations	(52,773)	(39,777)
Interest income	87	1,286
Interest expense	(3,296)	(20)
Other income (expense), net	17	8
Loss before provision for income taxes	(55,965)	(38,503)
Provision (benefit) for income taxes	28	—
Net loss attributable to common stockholders	$(55,993)	$(38,503)
Net loss per share attributable to common stockholders, basic and diluted	$(0.62)	$(0.44)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	90,044,082	86,588,796

(1) Includes stock-based compensation as follows:
Marketing	$736	$188
Operating and technology	4,696	1,478
Selling, general and administrative	5,487	1,744
Total	$10,919	$3,410

THE REALREAL, INC.

Condensed Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$547,859	$350,846
Short-term investments	—	4,017
Accounts receivable, net	5,994	7,213
Inventory	49,502	42,321
Prepaid expenses and other current assets	15,267	17,072
Total current assets	618,622	421,469
Property and equipment, net	66,637	63,454
Operating lease right-of-use assets	143,331	118,136
Other assets	2,156	2,050
Total assets	$830,746	$605,109
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,260	$14,346
Accrued consignor payable	54,484	57,053
Operating lease liabilities, current portion	15,275	14,999
Other accrued and current liabilities	63,394	61,862
Total current liabilities	142,413	148,260
Operating lease liabilities, net of current portion	140,775	115,084
Convertible senior notes, net	336,112	149,188
Other noncurrent liabilities	1,541	1,284
Total liabilities	620,841	413,816
Stockholders’ equity:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 90,675,268 and 89,301,664 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	797,918	723,302
Accumulated other comprehensive income	—	11
Accumulated deficit	(588,014)	(532,021)
Total stockholders’ equity	209,905	191,293
Total liabilities and stockholders’ equity	$830,746	$605,109

THE REALREAL, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(55,993)	$(38,503)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	5,435	4,145
Stock-based compensation expense	10,919	3,410
Reduction of operating lease right-of-use assets	4,755	4,121
Bad debt expense	—	455
Accrued interest on convertible notes	1,469	—
Accretion of debt discounts and issuance costs	1,815	—
Other adjustments	5	(184)
Changes in operating assets and liabilities:
Accounts receivable, net	1,219	4,235
Inventory	(7,181)	(1,106)
Prepaid expenses and other current assets	1,769	2,356
Other assets	(106)	(365)
Operating lease liability	(3,983)	(2,721)
Accounts payable	(5,072)	(2,206)
Accrued consignor payable	(2,569)	(19,331)
Other accrued and current liabilities	(547)	(8,865)
Other noncurrent liabilities	257	(412)
Net cash used in operating activities	(47,808)	(54,971)
Cash flow from investing activities:
Purchases of short-term investments	—	(73,280)
Proceeds from maturities of short-term investments	4,000	114,020
Capitalized proprietary software development costs	(2,405)	(1,480)
Purchases of property and equipment	(5,925)	(6,486)
Net cash (used in) provided by investing activities	(4,330)	32,774
Cash flow from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	278,844	—
Purchase of capped calls	(33,666)	—
Proceeds from exercise of stock options	3,973	2,564
Taxes paid related to restricted stock vesting	—	(151)
Net cash provided by financing activities	249,151	2,413
Net increase (decrease) in cash, cash equivalents and restricted cash	197,013	(19,784)
Cash, cash equivalents, and restricted cash
Beginning of period	350,846	154,446
End of period	$547,859	$134,662

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA Reconciliation:
Net loss	$(55,993)	$(38,503)
Depreciation and amortization	5,435	4,145
Stock-based compensation	10,919	3,410
Payroll tax expense on employee stock transactions (1)	506	—
Legal settlement	288	1,110
Interest income	(87)	(1,286)
Interest expense	3,296	20
Other (income) expense, net	(17)	(8)
Provision for income taxes	28	—
Adjusted EBITDA	$(35,625)	$(31,112)

(1) We exclude employer payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding our operating results. In particular, this expense is dependent on the price of our common stock at the time of vesting or exercise, which may vary from period to period, and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items. Similar charges were not adjusted in prior periods as they were not material.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2021	2020
Net loss	$(55,993)	$(38,503)
Stock-based compensation	10,919	3,410
Payroll tax expense on employee stock transactions	506	—
Legal settlement	288	1,110
Provision for income taxes	28	—
Non-GAAP net loss attributable to common stockholders	$(44,252)	$(33,983)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	90,044,082	86,588,796
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.49)	$(0.39)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(47,808)	$(54,971)
Purchase of property and equipment and capitalized proprietary software development costs	(8,330)	(7,966)
Free Cash Flow	$(56,138)	$(62,937)

Key Financial and Operating Metrics:

	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
	(In thousands, except AOV and percentages)
GMV	$224,116	$228,487	$252,766	$302,975	$257,606	$182,771	$245,355	$301,219	$327,327
NMV	$160,538	$164,782	$186,617	$219,508	$184,625	$139,797	$189,059	$223,390	$244,162
Consignment and Services Revenue	$55,386	$59,890	$69,067	$81,386	$65,086	$46,768	$64,152	$71,320	$75,082
Direct Revenue	$15,007	$12,139	$12,271	$11,209	$12,942	$10,523	$13,645	$15,512	$23,735
Number of Orders	498	505	577	637	574	438	550	671	690
Take Rate	35.3%	36.6%	36.8%	36.2%	36.2%	36.0%	35.4%	35.7%	34.3%
Active Buyers	456	492	543	582	602	612	617	649	687
AOV	$450	$453	$438	$476	$449	$417	$446	$449	$474
% of GMV from Repeat Buyers	82.4%	83.1%	81.8%	82.9%	84.4%	82.3%	82.9%	82.4%	83.6%